EXHIBIT 99.1

AMC ENTERTAINMENT HOLDINGS, INC. TO HOST CONFERENCE CALL TO DISCUSS THE DEPARTMENT OF JUSTICE APPROVAL OF THE CARMIKE CINEMAS, INC. ACQUISITION

LEAWOOD, KANSAS (December 20, 2016) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC”) announced that it will host a conference call today to discuss the Department of Justice (“DOJ”) approval of the Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”) acquisition.  The DOJ approval was the final regulatory hurdle AMC needed to clear in order to complete the transaction to acquire Carmike.  AMC expects to complete the transaction expeditiously.

AMC’s management team will host a conference call to discuss the DOJ approval at 12:15 PM CT/1:15 PM ET later today.  Investors and interested parties who would like to listen to the conference call should dial +1-877-407-3982 (in the U.S.) and +1-201-493-6780 (outside the U.S.).  The number should be dialed at least 10 minutes prior to the start of the conference call.

The conference call will also be accessible as an audio webcast on the internet.  To listen to the conference call via the internet, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

About AMC Theatres

Not yet factoring in the Carmike acquisition, AMC is the largest movie exhibition company in the world and the guest experience leader with approximately 636 theatres and 7,623 screens worldwide, including the largest cinema operator in Europe, ODEON Cinemas Group. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food and beverages, greater engagement and loyalty, premium large format experiences, and targeted programming. AMC operates the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas in the United States, including the top three markets (NY, LA, Chicago). Through its Odeon subsidiary, AMC is the largest theatre operator in Europe, with movie theatres in seven European countries including being the #1 theatrical exhibitor in the UK & Ireland, Italy and Spain. For more information, please visit www.amctheatres.com

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email Alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  Similarly, statements made herein and elsewhere regarding the pending acquisition of Carmike Cinemas, Inc. (“Carmike”) and the completed acquisition of Odeon and UCI Cinemas Holdings Limited (“Odeon,” and collectively, the “acquisitions”) are also forward-looking statements, including statements regarding the anticipated closing date of the Carmike acquisition, the source and structure of financing, management's statements about effect of the acquisitions on AMC’s future business, operations and financial performance and AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or managements’ good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  These risks, trends, uncertainties and facts include, but are not limited to, risks related to:  the parties’ ability to satisfy closing conditions in the anticipated time frame or at all; any impact of the DOJ approval of the Carmike transaction; the possibility that the Carmike acquisition does not close, including in circumstances in which AMC would be obligated to pay Carmike a termination fee or other damages or expenses; related to financing the acquisitions, including AMC’s ability to finance the acquisitions on acceptable terms; responses of activist stockholders to the Carmike acquisition; AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its two brand strategy; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the proposed Carmike acquisition on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire  Odeon and Carmike; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC and Carmike have filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings.  AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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